UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2024, Snowflake Inc. (the “Company”) issued a press release announcing its financial results for the fiscal fourth quarter and fiscal year ended January 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, the Company appointed Emily Ho, Chief Accounting Officer, as principal accounting officer for purposes of the Exchange Act. Ms. Ho assumes the designation of principal accounting officer from Michael P. Scarpelli, who continues, in his capacity as Chief Financial Officer, to serve as the Company’s principal financial officer.

Ms. Ho, age 44, was appointed as the Company’s Chief Accounting Officer in February 2024. From August 2020 to February 2024, Ms. Ho served as the Company’s Vice President, Finance and Corporate Controller, and from October 2019 to August 2020, she served as the Company’s Senior Director, Revenue Accounting and Reporting. From April 2014 to October 2019, Ms. Ho served in various Finance roles at ServiceNow, Inc., an enterprise IT cloud company, most recently as Senior Director, Accounting and Reporting. From February 2005 to March 2014, Ms. Ho worked at PricewaterhouseCoopers LLP, an audit and advisory firm. Ms. Ho holds a Bachelor's degree in Accountancy from Nanyang Technological University, Singapore.

In connection with her appointment as principal accounting officer, the compensation committee of the Company's board of directors designated Ms. Ho as a “Tier 2 Covered Employee” under the Company’s Severance and Change in Control Plan (the “Severance Plan”), and she will therefore be entitled to the severance terms provided to Tier 2 Covered Employees in the Severance Plan, as described in the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC") on May 25, 2023 (File No. 001-39504) and the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2023 (File No. 001-39504) (the “August 2023 8-K”). The Severance Plan is attached as Exhibit 10.7 to the August 2023 8-K. There is no other material plan, contract, or arrangement (whether or not written) to which Ms. Ho is a party or a participant that was entered into or materially amended in connection with her appointment as principal accounting officer, or any grant or award to Ms. Ho or modification thereto, under any such plan, contract or arrangement in connection with her appointment.

There is no arrangement or understanding between Ms. Ho and the Company or any other person pursuant to which Ms. Ho was appointed as principal accounting officer of the Company that would require disclosure under Item 401(b) of Regulation S-K promulgated by the SEC under the Securities Act. Additionally, there is no family relationship between Ms. Ho and any other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving the Company and Ms. Ho that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Snowflake Inc. dated February 28, 2024 announcing Snowflake Inc.'s financial results for the fiscal fourth quarter and fiscal year ended January 31, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: February 28, 2024
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer